Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Required by Rule 13a-14(b) and 18 U.S.C. § 1350, created by Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of ECC Capital Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: November 14, 2006

/s/ Steven G. Holder
Steven G. Holder
Co-Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.